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                                                           EX. 23


                                   [LETTER HEAD]




                              CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
First Financial Corporation of Western Maryland:

We consent to incorporation by reference in the Registration Statement (Form S-8, No. 33-62034) of First Financial Corporation of Western Maryland of our report dated August 1, 1996, with respect to the consolidated financial statements of First Financial Corporation of Western Maryland and subsidiaries as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, which report is incorporated by reference in the June 30, 1996 Annual Report on Form 10-K filed by First Financial Corporation of Western Maryland.

Our report refers to a change in the method of accounting for income taxes in 1994 and for loans and mortgage servicing rights during 1996.

                                                   KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
September 25, 1996